Exhibit 4.e

[Execution Copy]

AMENDMENT NO. 2

to

LOAN AND SECURITY AGREEMENT

THIS AMENDMENT NO. 2 dated as of June 14, 2004, is made by and among RUSSELL CORPORATION, an Alabama corporation, certain of its subsidiaries, the financial institutions party thereto from time to time as the Lenders, JPMORGAN CHASE BANK and SUNTRUST BANK, as Co-Syndication Agents, THE CIT GROUP/BUSINESS CREDIT, INC. and BANK OF AMERICA, N.A., as Co-Documentation Agents, WACHOVIA BANK, NATIONAL ASSOCIATION and GENERAL ELECTRIC CAPITAL CORPORATION, as Co-Agents, and FLEET CAPITAL CORPORATION, a Rhode Island corporation, as Administrative Agent for the Lenders.

Preliminary Statement

The Borrowers, the Lenders, the Co-Syndication Agents, the Documentation Agents, the Co-Agents and the Administrative Agent are parties to a Loan and Security Agreement dated as of April 18, 2002 (the “Loan Agreement”; terms defined in the Loan Agreement, and not otherwise defined herein, are used in this Amendment as defined in the Loan Agreement).

The Borrowers have requested that the Lenders amend the Loan Agreement in certain respects and the Lenders have agreed to do so, upon and subject to the terms, conditions and provisions of this Amendment.

Statement of Agreement

In consideration of the Loan Agreement, the Loans made by the Lenders and outstanding thereunder, the mutual promises hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Section 1. Amendments to Loan Agreement. Effective as provided in Section 2, the Loan Agreement is hereby amended by substituting Schedule 1.1D - Designated Account Debtor attached hereto for the existing Schedule 1.1D - Designated Account Debtor.

Section 2. Effectiveness of Amendment. This Amendment shall become effective on the first date (the “Amendment Effective Date”) on which the Administrative Agent has received 18 copies of this Amendment duly executed and delivered by each Borrower and the Lenders.

Section 3. Representations and Warranties. Each Loan Party hereby represents and warrants to the Administrative Agent and the Lenders that it has the corporate or other power and has taken all actions necessary to authorize it to execute and deliver this Amendment and the other documents contemplated to be delivered by it pursuant to this Amendment and to perform its obligations under the Loan Agreement as amended by this Amendment and under such other documents; that this Amendment has been and each such other document when executed and delivered by such Loan Party will have been, duly executed and delivered by such Loan Party; and that the Loan Agreement as amended hereby and each such other document, constitute the legal, valid and binding obligations of such Loan Party, enforceable against such Loan Party in accordance with their respective terms.

Section 4. Effect of Amendment. From and after the effectiveness of this Amendment, all references in the Loan Agreement and in any other Loan Document to “this Agreement,” “the Loan Agreement,” “hereunder,” “hereof” and words of like import referring to the Loan Agreement, shall mean and be references to the Loan Agreement as amended by this Amendment. Except as expressly amended hereby, the Loan Agreement and all terms, conditions and provisions thereof remain in full force and effect and are hereby ratified and confirmed. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

Section 5. Counterpart Execution; Governing Law; Costs and Expenses.

(a) Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Receipt by the Administrative Agent or its counsel by telecopy of any executed signature page to this Amendment shall constitute effective execution hereof and delivery of such signature page

(b) Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Georgia.

(c) Expenses. In furtherance and not in limitation of the provisions of the Loan Agreement, the Borrowers will pay or reimburse the Administrative Agent and the Lenders for their costs and expenses, including reasonable fees and disbursements of counsel actually incurred, in connection with the preparation and delivery of this Amendment.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers in several counterparts all as of the day and year first written above.

BORROWERS:

Attest:		RUSSELL CORPORATION

By:	/s/ Christopher M. Champion	By:	/s/ Marietta Edmunds Zakas
	Christopher M. Champion		Marietta Edmunds Zakas
	Assistant Secretary		Vice President and Treasurer

[Corporate Seal]

Attest:		CROSS CREEK HOLDINGS, INC.

By:	/s/ Christopher M. Champion	By:	/s/ Marietta Edmunds Zakas
	Christopher M. Champion		Marietta Edmunds Zakas
	Secretary		Vice President and Treasurer

[Corporate Seal]

Attest:		CROSS CREEK APPAREL, LLC

By:	/s/ Christopher M. Champion	By:	/s/ Floyd G. Hoffman
	Christopher M. Champion		Floyd G. Hoffman
	Secretary		President

[Corporate Seal]

Attest:		JERZEES APPAREL, LLC

By:	/s/ Christopher M. Champion	By:	/s/ Marietta Edmunds Zakas
	Christopher M. Champion		Marietta Edmunds Zakas
	Manager		Vice President and Treasurer

[Corporate Seal]

Attest:		MOSSY OAK APPAREL COMPANY

By:	/s/ Christopher M. Champion	By:	/s/ Floyd G. Hoffman
	Christopher M. Champion		Floyd G. Hoffman
	Secretary		Vice President

[Corporate Seal]

Attest:		RUSSELL FINANCIAL SERVICES, INC.

By:	/s/ Christopher M. Champion	By:	/s/ Marietta Edmunds Zakas
	Christopher M. Champion		Marietta Edmunds Zakas
	Secretary		President

[Corporate Seal]

Attest:		DESOTO MILLS, INC.

By:	/s/ Christopher M. Champion	By:	/s/ Marietta Edmunds Zakas
	Christopher M. Champion		Marietta Edmunds Zakas
	Secretary		Vice President

[Corporate Seal]

Attest:		RUSSELL ASSET MANAGEMENT, INC.

By:	/s/ Christopher M. Champion	By:	/s/ Floyd G. Hoffman
	Christopher M. Champion		Floyd G. Hoffman
	Secretary		President

[Corporate Seal]

Attest:		RUSSELL APPAREL LLC

By:	/s/ Christopher M. Champion	By:	/s/ Floyd G. Hoffman
	Christopher M. Champion		Floyd G. Hoffman
	Manager		Manager

[Corporate Seal]

Attest:		RINTEL PROPERTIES, INC.

By:	/s/ Christopher M. Champion	By:	/s/ Floyd G. Hoffman
	Christopher M. Champion		Floyd G. Hoffman
	Assistant Secretary		Vice President

[Corporate Seal]

Attest:		RUSSELL YARN, LLC

By:	/s/ Christopher M. Champion	By:	/s/ Floyd G. Hoffman
	Christopher M. Champion		Floyd G. Hoffman
	Assistant Secretary, Russell Corporation		Senior Vice President, Russell Corporation

[Corporate Seal]

[Lenders’ signatures on following pages]

ADMINISTRATIVE AGENT AND LENDER:

FLEET CAPITAL CORPORATION

By:	/s/ H. Glenn Little
H. Glenn Little
Senior Vice President

SYNDICATION AGENT AND LENDER:

JPMORGAN CHASE BANK

By:	/s/ James A. Knight
Name: James A. Knight
Title: Vice President

SYNDICATION AGENT AND LENDER:

SUNTRUST BANK

By:	/s/ Ken Bauchle
Name: Ken Bauchle
Title: Vice President

DOCUMENTATION AGENT AND LENDER:

THE CIT GROUP/BUSINESS CREDIT, INC.

By:	/s/ Juan R. Ramirez
Name: Juan R. Ramirez
Title: Assistant Vice President

DOCUMENTATION AGENT AND LENDER:

BANK OF AMERICA, N.A.

By:	/s/ H. Glenn Little
Name: H. Glenn Little
Title: Authorized Officer

AGENT AND LENDER:

WACHOVIA BANK, NATIONAL ASSOCIATION

By:	/s/ Monica H. Cole
Name: Monica H. Cole
Title: VP

AGENT AND LENDER:

GENERAL ELECTRIC CAPITAL CORPORATION

By:	/s/ C. Mark Smith
Name: C. Mark Smith
Title: Duly Authorized Signatory

WELLS FARGO FOOTHILL, LLC

By:	/s/ Eunnie Kim
Name: Eunnie Kim
Title: Vice President

GMAC COMMERCIAL FINANCE, LLC

By:	/s/ Robert F. McIntyre
Name: Robert F. McIntyre
Title: Director

TRANSAMERICA BUSINESS CAPITAL CORP.

By:	/s/ C. Mark Smith
Name: C. Mark Smith
Title: Duly Authorized Signatory

AMSOUTH BANK

By:	/s/ Stephen V. Mangiante
Name: Stephen V. Mangiante
Title: Attorney-in-Fact

COMERICA BANK

By:	/s/ Sheryl Greenwald
Name: Sheryl Greenwald
Title: Vice-Pres

THE PROVIDENT BANK

By:	/s/ Mary Sue Wolfer
Name: Mary Sue Wolfer
Title: Credit Officer

ALIANT BANK

By:	/s/ John J. Thomas
Name: John J. Thomas
Title: S.V.P.

SCHEDULE 1.1D - DESIGNATED ACCOUNT DEBTORS

Insolvent Account Debtors (clause (i) of the definition “Eligible Account”):

Kmart Corporation, but only if (i) such Accounts are post-petition Accounts on which Kmart Corporation is the Account Debtor and (ii) the Administrative Agent in its sole discretion determines that Kmart Corporation shall be a Designated Account Debtor.

Concentration Percentages (clause (k) of the definition “Eligible Account”):

WalMart - 40%

Broder Bros. - 20%